UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2006

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation or Organization)	0-16438 (Commission File Number)	95-4134955 (I.R.S. Employer Identification No.)

24007 Ventura Blvd., Suite 200 Calabasas, California (Address of Principal Executive Offices)	91302 (Zip Code)

(818) 591-0776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.       Regulation FD Disclosure.

On May 30, 2006, National Technical Systems, Inc. (the “Registrant”) issued a press release announcing the Registrant’s intention to sell an approximately 120 acre parcel of unimproved land that is adjacent to its Santa Clarita, California facility. A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report and the exhibit attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Title

99.1	Press release dated May 30, 2006 entitled “National Technical Systems, Inc. Announces Intention to Sell Parcel of Land.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

National Technical Systems, Inc.
Date: May 30, 2006	By: /s/ Lloyd Blonder Lloyd Blonder Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Title
99.1	Press release dated May 30, 2006 entitled “National Technical Systems, Inc. Announces Intention to Sell Parcel of Land.”